UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2007

ACXIOM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-13163	71-0581897
(Commission File Number)	(IRS Employer Identification No.)

1 Information Way, P.O. Box 8180, Little Rock, Arkansas	72203-8180
(Address of Principal Executive Offices)	(Zip Code)

501-342-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On May 16, 2007, Acxiom Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Axio Holdings LLC, a Delaware limited liability company (“Newco”), and Axio Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Newco (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, and as a result the Company will continue as the surviving corporation and a wholly owned subsidiary of Newco (the “Merger”). Newco is controlled by ValueAct Capital Master Fund, L.P. (“ValueAct Master Fund”) and Silver Lake Partners II, L.P. (collectively, the “Participants”).

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock of the Company (the “Common Stock”), other than shares owned by the Company, Newco or Merger Sub, or by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be canceled and will be automatically converted into the right to receive $27.10 in cash, without interest.

The Merger Agreement contains a provision under which the Company may solicit alternative acquisition proposals for the next 60 calendar days, concluding at 12:01 a.m. (Eastern time) on July 16, 2007. Commencing at 12:01 a.m. (Eastern time) on July 16, 2007, the Company will be subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties, and to provide information to and engage in discussions with third parties regarding alternative acquisition proposals. The no-shop provision is subject to a customary “fiduciary-out” provision, however, which allows the Company under certain circumstances to provide information to and participate in discussions with third parties with respect to unsolicited alternative acquisition proposals.

The Merger Agreement contains certain termination rights for both the Company and Newco. The Merger Agreement provides that, upon termination under specified circumstances, the Company would be required to pay Newco a termination fee of either $22.25 million or $66.75 million, depending on the timing and circumstances of the termination. If the stockholders of the Company fail to approve the proposed transaction, the Company has agreed to reimburse Newco for any transaction expenses incurred by Newco and its affiliates, up to a maximum of $10 million. The Company’s reimbursement of Newco’s expenses would reduce the amount of any required termination fee that becomes payable by the Company. The Merger Agreement further provides that, upon termination under specified circumstances, Newco would be required to pay the Company a termination fee of $66.75 million. Newco’s obligation to pay the termination fee is guaranteed by each of the Participants in separate limited guarantees, each of which covers 50% of Newco’s obligation.

Newco has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement. The aggregate proceeds of the commitments, together with the available cash of the Company, will be sufficient for Newco to pay the aggregate merger consideration and all related fees and expenses. Consummation of the Merger is not subject to a financing condition, but is subject to customary conditions to closing, including the approval of Acxiom stockholders and receipt of requisite antitrust approvals.

The Board of Directors of the Company (the “Board of Directors”) and a special committee of the Board of Directors composed entirely of independent directors (the “Special Committee”) unanimously approved the Merger Agreement. Stephens Inc. and Merrill Lynch & Co. served as the financial advisors to the Special Committee. On May 16, 2007, Stephens and Merrill Lynch delivered opinions to the Special Committee and the Board of Directors that, as of the date of the opinions, the merger consideration to be received by the holders of shares of Common Stock (other than the shares of Common Stock held by affiliates of the Company who have an understanding, arrangement or other agreements with Newco or the surviving corporation or any of their affiliates, including any shares of Common Stock acquired by Newco immediately prior to the effective time of the Merger pursuant to any equity rollover commitments or other agreements with holders of shares of Common Stock), pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Common Stock, in the aggregate.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On May 16, 2007, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Newco or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Amendment No. 2 to the Stockholder Agreement

On August 5, 2006, Acxiom Corporation entered into a definitive agreement (the “Stockholder Agreement”) with VA Partners, LLC, ValueAct Master Fund, ValueAct Capital Management, L.P., and ValueAct Capital Management, LLC (together the “ValueAct Group”), all of whom are stockholders of Acxiom, as amended on September 20, 2006 and May 16, 2007. The Stockholder Agreement was entered into in connection with the termination of the proxy solicitation by the ValueAct Group for Acxiom’s 2006 annual meeting of stockholders. Pursuant to the Stockholder Agreement, among other things, Jeffrey W. Ubben, an affiliate of the ValueAct Group, and an independent director were appointed to the board of directors and the ValueAct Group agreed to certain trading, voting and sale provisions with respect to their shares of Acxiom common stock.

On May 16, 2007, the Company and the ValueAct Group entered into Amendment No. 2 (the “Stockholder Amendment”) to the Stockholder Agreement. The Stockholder Amendment permits Newco, an affiliate of the ValueAct Group, to enter into the Merger Agreement and ValueAct Master Fund to enter into the Voting Agreement (as defined below), and to consummate the transactions contemplated thereby, in compliance with the terms and conditions set forth in the Merger Agreement and the Voting Agreement, as applicable.

The foregoing description of the Stockholder Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Stockholder Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Voting Agreement

On May 16, 2007, the Company and ValueAct Master Fund entered into a voting agreement (the “Voting Agreement”) pursuant to which ValueAct Master Fund agreed to vote in favor of the adoption and approval of the Merger Agreement, the Merger and the transactions contemplated thereby, under specified circumstances. Further, ValueAct Master Fund agreed to vote in favor of a Superior Proposal (as such term is defined in the Merger Agreement) if recommended by the Board of Directors or the Special Committee of the Board of Directors of the Company to its shareholders, under specified circumstances. In addition, ValueAct Master Fund agreed not to directly or indirectly transfer the shares of Common Stock it owns from the period beginning on May 16, 2007 through the earlier of December 28, 2007 or the Termination Date (as defined in the Voting Agreement).

The foregoing description of the Voting Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Important Additional Information Regarding the Merger Will be Filed With the SEC:

In connection with the proposed transaction, Acxiom will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). SECURITY HOLDERS OF ACXIOM ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations, Acxiom Corporation, 1 Information Way, Little Rock, AR 72202 (501-342-3545). In addition, documents filed with the SEC by Acxiom are available free of charge at the SEC's web site at www.sec.gov.

Acxiom and its directors, executive officers and certain other members of its management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from Acxiom’s stockholders in connection with the transaction, which may be different than those of Acxiom stockholders generally. Information regarding the interests of such directors and executive officers is included in Acxiom’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and information concerning all of Acxiom’s participants in the solicitation will be included in the proxy statement relating to the proposed transaction when it becomes available. Each of these documents is, or will be, available free of charge at the SEC's web site at http://www.sec.gov and from Investor Relations, Acxiom Corporation, 1 Information Way, Little Rock, AR 72202 (501-342-3545).

Item 3.03 Material Modification to Rights of Security Holders.

On May 16, 2007, the Company and Computershare Trust Company, N.A., a national banking association (successor to First Chicago Trust Company of New York) (the “Rights Agent”) entered into Amendment No. 2 (the “Amendment”) to the Rights Agreement between the Company and the Rights Agent dated January 28, 1998, as amended by Amendment No. 1 dated May 26, 1998, (the “Rights Agreement”). The Amendment permits the execution of the Merger Agreement and the performance and consummation of the transactions contemplated by the Merger Agreement, including the Merger, without triggering the provisions of the Rights Agreement. In addition, the Amendment provides that the Rights Agreement will terminate immediately prior to the effective time of the Merger.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is included as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and among Axio Holdings LLC, Axio Acquisition Corp. and Acxiom Corporation, dated May 16, 2007
4.1	Amendment No. 2 to the Rights Agreement between Computershare Trust Company and Acxiom Corporation, dated May 16, 2007 (1)
10.1

Amendment No. 2 to the Agreement by and among Acxiom Corporation, VA Partners, LLC, ValueAct Capital Master Fund, L.P., ValueAct Capital Management, L.P., and ValueAct Capital Management, LLC, dated May 16, 2007

10.2	Voting Agreement by and between Acxiom Corporation and ValueAct Capital Master Fund, L.P., dated May 16, 2007
99.1	Press Release dated May 16, 2007

(1) Previously filed as Exhibit 4.4 to the Registrant’s Form 8-A/A with the Securities and Exchange Commission on May 17, 2007 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 22, 2007

ACXIOM CORPORATION

By: /s/ Jerry C. Jones
Name:	Jerry C. Jones
Title:	Business Development/Legal Leader

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and among Axio Holdings LLC, Axio Acquisition Corp. and Acxiom Corporation, dated May 16, 2007
4.1	Amendment No. 2 to the Rights Agreement between Computershare Trust Company and Acxiom Corporation, dated May 16, 2007 (1)
10.1

Amendment No. 2 to the Agreement by and among Acxiom Corporation, VA Partners, LLC, ValueAct Capital Master Fund, L.P., ValueAct Capital Management, L.P., and ValueAct Capital Management, LLC, dated May 16, 2007

10.2	Voting Agreement by and between Acxiom Corporation and ValueAct Capital Master Fund, L.P., dated May 16, 2007
99.1	Press Release dated May 16, 2007

(1) Previously filed as Exhibit 4.4 to the Registrant’s Form 8-A/A with the Securities and Exchange Commission on May 17, 2007 and incorporated herein by reference.